EXHIBIT 5.1

Corporate Law Center
Ronald Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Ste. 102
Las Vegas, NV 89128

October 12, 2006

Atheron, Inc.
3598 Durango St. Palanan
Makait City 1235
Philippines

Re: Atheron, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

This firm has acted as counsel for Atheron, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 900,000 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the 900,000 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Ronald Serota
_____________________________
Ronald Serota, Esq.
Corporate Securities Counsel

EXHIBIT 23.2

Corporate Law Center
Ronald Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Ste. 102
Las Vegas, NV 89128

October 12, 2006

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Atheron, Inc.

Very truly yours,

/s/ Ronald Serota
_____________________________
Ronald Serota, Esq.